SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 23, 2004

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14180 Dallas Parkway, 9th Floor Dallas, Texas (Address of principal executive offices)		75254 (Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

ITEM 9. REGULATION FD DISCLOSURE
SIGNATURE
EX-99.9 Press Release

ITEM 9. REGULATION FD DISCLOSURE

On January 26, 2004, Ashford Hospitality Trust, Inc. (the “Company”) issued a press release announcing that it closed on its purchase from Wachovia Bank, N.A, of a $15 million junior participation in a $95 million first mortgage, secured by the Adam’s Mark hotel property in Denver, Colorado. A copy of the press release is attached hereto as Exhibit 99.9 and is incorporated herein by reference.

     Exhibits

99.9	Press Release of the Company dated January 26, 2004, announcing the purchase of the $15 million junior loan.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2004

ASHFORD HOSPITALITY TRUST, INC.

By: /s/ DAVID A. BROOKS

David A. Brooks Chief Legal Officer